ACQUISITION AGREEMENT
                 PURCHASE OF ESAFE, INC. FROM UC HUB GROUP. INC.
                   FOR SHARES OF STOCK IN PSPP HOLDINGS. INC.


Agreement, dated as of April 10, 2006, among PSPP HOLDINGS. INC., a Nevada corporation (the "Purchaser"); UC Hub Group. Inc., a Nevada corporation (the "Stockholder"}; and eSafe. Inc., a Nevada corporation (the "Acquired Corporation").

The Purchaser desires to acquire ail the capital stock of Acquired Corporation from Stockholder in exchange for voting common stock, par value $0.001 per share, of the Purchaser ("Purchaser Common Stock"), as hereinafter provided, and Stockholder desires to effect such exchange.

I. Representations and Warranties of the Stockholder

The Stockholder represents and warrants to the Purchaser as follows:

1.01. Organization and Qualification

Acquired Corporation is a corporation duly organized, validly existing, and to the best of our knowledge in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local. and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

1.02. Capitalization

The authorized capital stock of Acquired Corporation consists of 75 million shares of common stock, par value $.001 per share ("Acquired Corporation Common Stock"), of which 1000 shares are outstanding. Each of such outstanding shares of Acquired Corporation Common Stock is validly authorized, validly issued, fully paid, and non-assessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the Stockholder free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of. any share of capital stock of Acquired Corporation or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Acquired Corporation. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of Acquired Corporation.

1.03. Financial Condition


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Acquired Corporation has delivered to the Purchaser true and correct copies of the following the balance sheet the statement of income, statement of retained earnings, and statement of cash flows of Acquired Corporation for the six months ended January 31, 2006 and nine months ended March 31, 2006. Each financial statement presents fairly the results of operations of Acquired Corporation for the period indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of Acquired Corporation. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Acquired Corporation not withstanding the attachments hereto.

There is no fact known to Acquired Corporation or Stockholder which materially adversely affects or in the future (as far as Acquired Corporation or Stockholder can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Acquired Corporation; provided, however, that Acquired Corporation and Stockholder express no opinion as to political or economic matters of general applicability, notwithstanding the attachments.

1.04. Tax and Other Liabilities

Neither Acquired Corporation nor any Subsidiary has any liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local, or foreign taxes and penalties, interests, and additions to tax (Taxes) and liabilities to customers or suppliers, other than the following:

(a) Liabilities for which full provision has been made on the consolidated balance sheet and the notes thereto; and

(b) Other liabilities arising prior to the Closing in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Stockholder or any other provision of this Agreement.

1.05. Litigation and Claims

There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefore known to Acquired Corporation) notwithstanding the attached litigation.

1.06. Properties

Each of Acquired Corporation and each of the Subsidiaries has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it.


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1.07. Contracts and Other Instruments

Exhibit D accurately and completely sets forth the information required to be contained therein regarding contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Acquired Corporation and Stockholder.

1.08. Employees

(a) Acquired Corporation does not contribute to any pension, profit sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

1.09. Patents, Trademarks, Et Cetera

Exhibit C accurately sets forth any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles") that Acquired Corporation owns or has pending, or is licensed.

1.11. Authority to Sell

Acquired Corporation and Stockholders will require a vote of which said vote may provide all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Acquired Corporation have been duly taken to authorize the execution, delivery, and performance of this Agreement by Acquired Corporation notwithstanding, shareholder consent. This Agreement has been duly authorized, executed, and delivered by Acquired Corporation, has been duly executed and delivered by Stockholders, constitutes the legal, valid, and binding obligation of Acquired Corporation and Stockholders, and is enforceable as to them in accordance with its terms contingent upon shareholder vote.

1.12. Nondistributive Intent

Stockholder is acquiring the shares of Purchaser Common Stock to be issued hereunder for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. No Stockholder will sell or otherwise dispose of such shares without registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect. By virtue of his position. Stockholder has access to the kind of financial and other information about the Purchaser as would be contained in a registration statement filed under the Securities Act. Stockholder understands that he may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

1.13. Completeness of Disclosure


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No representation or warranty by Stockholder in this Agreement contains or on the date of the Closing will contain an untrue statement of material fact or omits or on the date of the Closing will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

II. Representations and Warranties of the Purchaser

The Purchaser represents and warrants to Stockholders as follows:

2.01. Organization

Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, license. and use its properties and assets and to carry on the business in which it is now engaged and in which it contemplates engaging.

2.02. Validity of Shares

The shares of Purchaser Common Stock to be delivered to Stockholder pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be validly authorized, validly issued, fully paid, and non-assessable.

2.03. Authority to Buy

The Purchaser have all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Purchaser. This Agreement has been duly authorized, executed, and delivered by the Purchaser, is the legal, valid, and binding obligation of the Purchaser, and is enforceable in accordance with its terms.

2.04. Nondistributive Intent

The Purchaser is acquiring Acquired Corporation Common Stock for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Purchaser will hot sell or otherwise dispose of such shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect. By virtue of its position, the Purchaser has access to the kind of financial and other information about Acquired Corporation as would be contained in a registration statement filed under the Securities Act. The Purchaser understands that it may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

2.05 Financial Condition of Purchaser


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At Closing. Purchaser shall have not less than $90,000 in cash available less any funds paid or advanced prior to closing- plus a firm commitment for an additional $100,000 within 30 calendar days from Closing. Purchaser shall have provided Acquired Corporation with access to copies of all reports filed by Purchaser with the Securities and Exchange Commission.

III. The Exchange

3.01. Terms of the Exchange

On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this
Agreement:

(a) Stockholder shall sell, assign, transfer, and convey to Purchaser at the Closing all of the outstanding shares of capital stock of Acquired Corporation. Stockholder shall deliver at the Closing certificates representing such shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed, and with all stock transfer and any other required documentary stamps affixed thereto.

(b) In consideration for the shares referred to in Section 3.01(a), Purchaser shall deliver at the Closing certificates registered in the name of Stockholder for approximately Twenty Two Million (22.890.936) shares of Purchaser's Common Stock, to UC Hub. Issue or transfer One Million Shares of Preferred Series A to Wilcox Family Limited Partnership which does and will represent all of the issued Preferred Stock.

3.02. The Closing

The closing of the transactions contemplated by Sections 3.01 (a) and 3.01 (b) shall take place on or about April 30, 2006. The closing may occur at such place, such time, or such different date thereof as the Purchaser and Stockholders agree in writing. The closing of the transactions contemplated by Sections 3.01(a) and 3.01 (b) is herein called the "Closing."

3.03. Mutual Indemnity Against Liabilities

Stockholders agree to mutually indemnify and hold harmless each other, the Purchaser. Acquired Corporation, and their respective officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any. who controls, controlled, or will control any of them within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Indemnitees") against any and all losses. liabilities, damages, and expenses whatsoever as and when incurred arising out of, based upon, or in connection with (a) any breach of any representation, warranty, covenant, or agreement of Acquired Corporation or Stockholder contained in this Agreement and (b), if the Closing takes place, any act, alleged act. omission, or alleged omission occurring at or prior to the Closing (including without limitation any which arise out of. are based upon, or are in connection with


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any of the transactions contemplated hereby). Similarly, the Purchaser agrees to to indemnify and hold harmless the Stockholder, its counsel, and agents, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls. controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934. as amended (the "Exchange Act") (the "Indemnitees") against any and all losses, liabilities, damages, and expenses whatsoever as and when incurred arising out of, based upon, or in connection with (a) any breach of any representation, warranty, covenant, or agreement of Purchaser contained in this Agreement and (b), if the Closing takes place, any act, alleged act. omission, or alleged omission occurring at or prior to the Closing (including without limitation any which arise out of are based upon, or are in connection with any of the transactions contemplated hereby).
The foregoing agreement to indemnify shall be in addition to any liability Purchaser, Acquired Corporation or Stockholder may otherwise have, including liabilities arising under this Agreement. Provided, however, that the threshold level of damages required to invoke the foregoing indemnity provisions shall be $75,000 and any claims must be brought on or before April 30. 2007 or soon thereafter. Payment of claims may be satisfied by payment in shares of common stock of Purchaser or Stockholder based upon the current market value of such securities in the public trading market.

IV. Conditions to Obligations of the Purchaser and WOS

The obligations of the Purchaser under this Agreement are subject, at the option of the Purchaser to the following conditions:

4.01. Accuracy of Representations and Compliance With Conditions

All representations and warranties of Acquired Corporation or Stockholder contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing.

V. Conditions to the Obligations of Acquired Corporation and Stockholders

The obligations of Acquired Corporation and Stockholder under this Agreement are subject, at the option of Acquired Corporation and Stockholder, to the following conditions:

5.01. Cash on hand. Purchaser shall have not less than $90,000 in cash available, plus a firm commitment for $100,000 within 30 calendar days from Closing.

5.02. New Board Members. Purchaser, subject to Closing, shall have extended offers to Larry Wilcox, Tom Maher, and Robert Van Boerum to join its board of directors and to serve on its board of directors for not less than 24 months after Closing. Larry Wilcox as Chairman/CEO shall have appropriate powers and employment agreement.

VI. Covenants and Agreements of Acquired Corporation and Stockholders

6.01. Access


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Until the earlier of the Closing and the rightful abandonment or termination of this Agreement pursuant to Article IV or otherwise (the "Release Time"), Acquired Corporation will afford, and Stockholder will cause Acquired Corporation to afford, the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of the Purchaser and lenders, investors, and prospective lenders or investors free and full access to the plants, properties, books, and records of Acquired Corporation, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Purchaser with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Acquired Corporation.

6.02. Conduct of Business

Acquired Corporation will conduct its affairs so that at the Closing no representation or warranty of Acquired Corporation will be inaccurate.

VII. Miscellaneous

7.01. Brokerage Fees

If any person shall assert a claim to a fee. commission, or other compensation on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Agreement, Stockholder shall (subject to the next sentence) indemnify and hold harmless the Indemnitees against any and all losses, liabilities, claims, damages, and expenses whatsoever as and when incurred arising out of. based upon, or in connection with such claim by such person.

7.02. Further Actions

At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

7.03. Availability of Equitable Remedies

Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it. to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.


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7.04. Survival

The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing.

7.05. Modification

This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 8.04). supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party [with the approval of the Board of Directors [[or by an officer]] of each corporate party] (except as otherwise provided in Section 8.05).

7.06. No Third-Party Beneficiaries

This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

7.07. Separability

If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

7.08. Headings

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.09. Counterparts; Governing Law

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of Nevada, without giving effect to conflict of laws.


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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                             Purchaser
                                             PSPP Holdings, Inc.


                                             By: /s/ Kyle Gotshalk
                                                -----------------------
                                             Name: Kyle Gotshalk
                                             Title: President


                                             Stockholder
                                             UC Hub Group, Inc.


                                             By: /s/ Larry Wilcox
                                                -----------------------
                                             Name: Larry Wilcox
                                             Title: President


                                             Acquired Corporation
                                             eSAFE, Inc.


                                             By: /s/ Larry Wilcox
                                                -----------------------
                                             Name: Larry Wilcox
                                             Title: President


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